Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             A. O. SMITH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                39-0619790
 (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
 of Incorporation or Organization)


                              11270 West Park Place
                          Milwaukee, Wisconsin  53224
                    (Address of Principal Executive Offices)


                             A. O. SMITH CORPORATION
              1990 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1994

                                W. David Romoser
                  Vice President, General Counsel and Secretary
                             A. O. Smith Corporation
                              Post Office Box 23973
                            Milwaukee, WI 53223-0973
                                 (414) 359-4137
                     (Name and Address of Agent for Service)


                         CALCULATION OF REGISTRATION FEE


                                     Proposed   Proposed
                          Amount     maximum    maximum
    Title of              to be      offering   aggregate    Amount of
    securities to be    registered   price per  offering    registration
    registered             (1)       share (2)  price          fee

    Common Stock, $1    1,000,000    $21.9375   $21,937,500  $7,565
     par value          shares


   (1) The 1990 Long-Term Executive Incentive Compensation Plan authorizes the issuance of a maximum of 2,000,000 shares of Common Stock. Of such shares, 1,000,000 (adjusted to reflect a 2-for-1 stock split in the form of a 100% stock dividend paid on August 16, 1993) have been registered on A. O. Smith Corporation's Registration Statement on Form S-8 (File No. 33-37878), filed with the Commission on November 16, 1990.

   (2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices of A. O. Smith Corporation Common Stock in American Stock Exchange composite transactions on December 12, 1994.

        A. O. Smith Corporation's Registration Statement on Form S-8 (File No. 33-37878), filed with the Securities and Exchange Commission on November 16, 1990, is incorporated as of its respective date in this Registration Statement by reference.

   Exhibits

   Number    Description

   * 4 A. O. Smith Corporation 1990 Long-Term Executive Incentive Compensation Plan, amended and restated as of January 1, 1994.

   * 5 Opinion of W. David Romoser regarding the legality of the securities being offered.

   * 23.1    Consent of W. David Romoser (included in his opinion filed as
             Exhibit 5)

   * 23.2    Consent of Ernst & Young LLP

   _________________

   *Filed herewith

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 13th day of December, 1994.

                                 A. O. SMITH CORPORATION



                            By:   /s/ Robert J. O'Toole
                                 Robert J. O'Toole, Chairman,
                                 President and Chief Executive Officer



                                POWER OF ATTORNEY


        We, the undersigned officers and directors of A. O. Smith Corporation, hereby severally constitute and appoint Robert J. O'Toole, Glen R. Bomberger, Thomas W. Ryan, W. David Romoser and Jolene L. Shellman, and each of them, agent and attorney-in-fact, with full power of substitution and resubstitution, for them and in their names, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute(s), may lawfully do or cause to be done by virtue thereof.

        WITNESS OUR HANDS ON THE DATES SET FORTH BELOW.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                    Title                         Date

                              Chairman, President,
   /s/ Robert J. O'Toole      Chief Executive Officer
   Robert J. O'Toole          and Director (Principal
                              Executive Officer)          December 13, 1994


                              Executive Vice President,
   /s/ Glen R. Bomberger      Chief Financial Officer
   Glen R. Bomberger          and Director (Principal
                              Financial Officer)          December 13, 1994


                              Vice President, Treasurer
   /s/ Thomas W. Ryan         and Controller (Principal
   Thomas W. Ryan             Accounting Officer)         December 13, 1994


   /s/ Russell G.  Cleary     Director
   Russell G. Cleary                                      December 13, 1994


   /s/ Thomas I. Dolan        Director
   Thomas I. Dolan                                        December 13, 1994


   /s/ Leander W. Jennings    Director
   Leander W. Jennings                                    December 13, 1994


   /s/ Dr. Agnar Pytte        Director
   Dr. Agnar Pytte                                        December 13, 1994


   /s/ Donald J. Schuenke     Director
   Donald J. Schuenke                                     December 13, 1994


   /s/ Arthur O. Smith        Director
   Arthur O. Smith                                        December 13, 1994

                                  EXHIBIT INDEX


   Exhibit No.         Exhibits                                Page No.

   4              A. O. Smith Corporation 1990
                  Long-Term Executive Incentive
                  Compensation Plan, amended and
                  restated as of January 1, 1994

   5              Opinion of W. David Romoser

   23.1           Consent of W. David Romoser
                  (included in his opinion which
                  is filed as Exhibit 5)

   23.2           Consent of Ernst & Young LLP